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Exhibit (c)(3)
Financial analysis presentation materials prepared by Wachovia Securities, Inc. in connection with providing its valuation analysis to Michael J. Collins on September 30, 1999


CEM CORPORATION
($ IN THOUSANDS)

ASSUMPTIONS (AS OF JUNE 30, 1999)
---------------------------------
Sales                                       $32,077
EBITDA                                        3,946
Cash and Equivalents                          9,127
Debt                                          1,239
  Net Debt                                   (7,888)
Outstanding Shares                            3,076
Share Price as of 9/28/99                      6.75


                                                                                               CEM VALUATION
                                                                                        --------------------------
                                                          SALES         EBITDA            SALES             EBITDA
                                                          -----         ------          --------           -------
PUBLIC COMPS
------------
Direct Comps (1)                                          0.55x          4.68x             $  17,722          $  18,468
                Less Net Debt                                                                  7,888              7,888
                Equity Value                                                               $  25,610          $  26,356
                Resulting Share Price                                                       $   8.33           $   8.57
                Premium to current share price                                                 23.4%              27.0%

Instrument Companies (2)                                  0.60x          5.74x                19,208             22,649
                Less Net Debt                                                                  7,888              7,888
                Equity Value                                                               $  27,096          $  30,537
                Resulting Share Price                                                       $   8.81           $   9.93
                Premium to current share price                                                 30.5%              47.1%

MERGERS AND ACQUISITIONS
------------------------
Instron Corporation (KIRTLAND CAPITAL ACQUIRING)          0.78x          6.79x                24,896             26,804
                Size discount                      20.0%                                      (4,979)            (5,361)
                Adjusted Enterprise Value                                                     19,916             21,443
                Less Net Debt                                                                  7,888              7,888
                Equity Value                                                               $  27,804          $  29,331
                Resulting Share Price                                                       $   9.04           $   9.54
                Premium to current share price                                                 33.9%              41.3%

DISCOUNTED CASH FLOW                                      3.0X           4.0X             5.0X
--------------------
                                                   19%      16,835          20,128            23,421
                                                   20%      16,276          19,434            22,592
                                                   21%      15,743          18,772            21,802

                Equity Value (less Net Debt)                24,723          28,016            31,309
                                                            24,164          27,322            30,480
                                                            23,631          26,660            29,690

                Resulting Share Price                        $8.04         $  9.11          $  10.18
                                                             $7.86         $  8.88          $   9.91
                                                             $7.68         $  8.67          $   9.65

                Premium to current share price               19.1%           34.9%             50.8%
                                                             16.4%           31.6%             46.8%
                                                             13.8%           28.4%             43.0%

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(1)  Includes ISN, ISKO and OICO. ISN stock price data is as of May 6, 1999. May
     6, 1999 is the day prior to Kirtland Capital Partners' announcement to buy ISN for $22 a share.
(2) Comparable in general product and sales. Includes GIGA, VIZ, RHEM, ITC, LIFF and SCMS.







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